EXHIBIT 10.2

                               SEVERANCE AGREEMENT
                               -------------------



     This Severance Agreement (this "Agreement") is made this 2nd day of July, 1999, by and between George M. Harrison, Jr. (hereinafter "Harrison") and American Bingo & Gaming Corp. (hereinafter "ABG").

     WHEREAS Harrison is a member of the Board of Directors of ABG and an employee and officer of ABG;

     WHEREAS Harrison and ABG have made a joint determination that, subject to certain terms of separation being agreed to between Harrison and ABG, it may be in the best interest of Harrison and ABG for Harrison to resign from the Board of Directors and from all other positions held with ABG; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein and the terms set forth below, the parties agree as follows:

     1.   Resignation.  Harrison  hereby  resigns as an officer of ABG, from the
          -----------
          Board of Directors of ABG and from any and all other positions held with ABG and its subsidiaries (if any). Furthermore, Harrison agrees that for a period of two years from the date hereof he will not seek or accept (i) nomination or election to the Board of Directors of ABG or any of its subsidiaries or (ii) employment with ABG or any of its subsidiaries.

     2.   Employment  Agreement.  The Employment  Agreement between Harrison and
          ---------------------
          ABG dated December 18, 1997, as amended February 25, 1998 and July 27, 1998, is hereby terminated; provided, however, Harrison and ABG have agreed that ABG shall provide Harrison with the payments and other benefits that he is entitled to under such Employment Agreement through December 17, 1999. In connection with the termination of the Employment Agreement, Harrison and ABG agree that the nondisclosure and noncompete provisions contained in Section 8 of the Employment Agreement shall terminate on December 17, 1999. Furthermore, as provided in Section 2.3 of Harrison's Employment Agreement, ABG acknowledges that the balance due, including accrued interest thereon, on the Promissory Note dated February 24, 1998, by and between ABG and Harrison is hereby forgiven in full and any obligation of Harrison to make further payments of principal and/or interest to ABG pursuant to the Promissory Note is hereby terminated and forgiven.

     3.   Confidentiality.  Harrison hereby acknowledges,  represents and agrees
          ---------------
          that he will maintain the confidentiality of all information obtained regarding ABG, including but not limited to its operations, management, financial matters, plans and other material data, and that he will not in any fashion, form or manner, either directly or

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          indirectly,  divulge,  disclose or  communicate  to any person,  firm, corporation or other business entity, in any manner whatsoever, any such confidential information concerning ABG. However, Harrison may disclose any information required by law to be disclosed by Harrison after Harrison has notified ABG of such requirement and given ABG the opportunity to review the information to be disclosed.

     4.   Indemnification.  ABG agrees to indemnify and hold  Harrison  harmless
          ---------------
          from and against any and all costs, judgments, expenses, attorney's fees, damages or liabilities whatsoever relating to any and all claims that may be brought against Harrison in connection with his position as a member of the Board of Directors of ABG or his position as an officer of ABG to the fullest extent authorized by Delaware law as provided in paragraph 7 of the Certificate of Incorporation of ABG, as amended October 17, 1994.

     5.   Governing Law. This  Agreement  shall be governed by and construed and
          --------------
          enforced in accordance with the laws of the State of South Carolina.

     6.   Severability. If any provision of this Agreement or any portion of any
          ------------
          provision of this Agreement is at any time deemed or declared void, voidable or unenforceable, then such provision or portion of such provision is severable from the remainder of this Agreement and the remainder of this Agreement shall be fully enforced.

     7.   Further  Assurances.  The  parties  shall  from time to time  promptly
          ------------------
          execute and deliver such further instruments, documents or papers and perform all acts necessary or proper to carry out and effect the terms and provisions of this Agreement.

     8.   Counterparts and Fax Signature Pages. It is understood and agreed that
          --------------------------------------
          this Agreement may be executed in duplicate counterpart originals, each of which shall be deemed an original for all purposes. Signatures need not be in original and a facsimile and/or copy bearing a copied or facsimile signature shall suffice as a binding signature for this Agreement.

     9.   Supersedes  Prior  Agreements.  It is understood  and agreed that this
          -----------------------------
          Agreement contains the entire agreement between the parties and supersedes any and all prior agreements and arrangements or understandings between the parties relating to the subject matter hereof. No oral understanding, statements, promises or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed or terminated orally.

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     IN  WITNESS  WHEREOF, the parties hereto have executed this Agreement as of the  date  first  set  forth  above.


WITNESSES:


     /s/  Andre  M.  Hilliou                    /s/  George  M.  Harrison,  Jr.
     ----------------------                    -------------------------------
                                                    George  M.  Harrison,  Jr.


WITNESSES:                                  AMERICAN  BINGO  &  GAMING  CORP.


     /s/  Daniel  J.  Fritze               By:     /s/  Daniel  W.  Deloney
     -----------------------                      ------------------------------
                                           Name:        Daniel  W.  Deloney
                                                  ------------------------------
                                           Title:     Vice Chairman of the Board
                                                  ------------------------------

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